                                                                    EXHIBIT 10.1


                                                                  CONFORMED COPY



================================================================================





      --------------------------------------------------------------------

                            STOCKHOLDERS' AGREEMENT

      --------------------------------------------------------------------


                                     Among

                          GALILEO INTERNATIONAL, INC.

                                 certain of its

                                  STOCKHOLDERS

                                  and certain

                      RELATED PARTIES OF SUCH STOCKHOLDERS



                           Dated as of July 30, 1997




================================================================================

                               TABLE OF CONTENTS

         Section                                                                                                             Page
                                                                    ARTICLE I

                                                                   DEFINITIONS

         1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02.  Other Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                                                                   ARTICLE II

                                                        BOARD REPRESENTATION; COMMITTEES

         2.01.  Size of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.02.  Nomination of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.03.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.04.  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.05.  Classification of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.06.  Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.07.  Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.08.  Air Vendor Consultation Group.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                                                   ARTICLE III

                                                            RESTRICTIONS ON TRANSFER

         3.01.  General Restriction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.02.  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.03.  Restrictions on Certain Transfers of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.04.  Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.05.  Affiliate Transferees to Execute Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.06.  Sale to a Third Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.07.  Restrictions on Certain Transfers of Shares of Preferred Stock  . . . . . . . . . . . . . . . . . . . . . .   16
         3.08.  Improper Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.09.  Limitation on Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

         Section                                                                                                             Page
                                                                   ARTICLE  IV

                                                               CERTAIN AGREEMENTS

         4.01.  Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.02.  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.03.  Issuances of Shares of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                                    ARTICLE V

                                                                  MISCELLANEOUS

         5.01.  Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.02.  Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.03.  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.04.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.05.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         5.06.  Benefit; Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.07.  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.08.  Changes to Non-Competition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         5.09.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         5.10.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         5.11.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         5.12.  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                 STOCKHOLDERS' AGREEMENT, dated as of July 30, 1997, among GALILEO INTERNATIONAL, INC., a Delaware corporation (the "Company"), each of the stockholders of the Company listed on Schedule A hereto and, with respect to Articles IV and V only, each of the Persons listed on Schedule B hereto.

                 WHEREAS, the Original Owners (as defined below) immediately prior to the consummation of the IPO (as defined below) collectively own 100% of the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock");

                 WHEREAS, upon the consummation of the IPO, the Original Owners will collectively own shares of Common Stock representing at least 66.6% of the outstanding shares of Common Stock;

                 WHEREAS, certain Original Owners own shares of Special Voting Preferred Stock, par value $0.01 per share, of the Company, in Series A through G (the "Preferred Stock"), which series of Preferred Stock are entitled to elect a certain number of Original Owner Directors on the terms and conditions set forth in the Restated Certificate of Incorporation (as such terms are defined below);

                 WHEREAS, the parties hereto desire to set forth in writing their understanding and agreement for the voting of shares of Common Stock held by the Original Owners on certain matters, and for certain other courses of conduct; and

                 WHEREAS, it is a condition precedent to the consummation of the IPO that the parties enter into this Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Affiliate" means, with respect to any specified Person, any other Person, other than the Company or any subsidiary of the Company, that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. Without limiting the foregoing, the parties acknowledge that the respective Persons listed on Schedule B hereto are Affiliates of the respective Persons they are identified as having a controlling interest in on Schedule A hereto.

                 "Affiliated Person" means, with respect to any specified Person, such Person's Affiliates, such Person's officers, directors and employees, and the officers, directors and employees of such Affiliates.

                 "Agreement" or "this Agreement" means this Stockholders' Agreement, dated as of July 30, 1997, among the Company and each of the other parties signatory hereto, and all amendments hereto made in accordance with the provisions of Section 5.04.

                 "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act.

                 "Board" means the Board of Directors of the Company.

                 "Commission" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

                 "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                 "Director" means a director of the Company

                 "Distributor" means a Person which has entered into, or enters into, a Distributor Agreement with the Company.

                 "Distributor Agreement" means any distributor agreement entered into between the Company and any Person.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                 "Interest" means (i) with respect to an Original Owner that owned, prior to the IPO, more than 2% of the Partnership's outstanding general partnership interests, 1% or more of the outstanding shares of Common Stock, and (ii) with respect to an Original Owner that owned, prior to the IPO, 2% or less of the Partnership's outstanding general partnership interests, the number of shares of Common Stock owned by such Original Owner on the closing of the IPO, provided that such amount is at least 0.005% of the Common Stock outstanding immediately following the IPO; provided, however, that if, at any time after the IPO, the Company issues additional shares of Common Stock and, as a result of such issuance, the number of shares of Common Stock owned by an Original Owner falls below the percentage interest required by clause (i) or clause (ii) above, such issuance shall be excluded from the determination of the Interest of such Original Owner.

                 "IPO" means the underwritten initial public offering of shares of Common Stock of the Company pursuant to an effective Registration Statement on Form S-1 (File No. 333-27495) under the Securities Act.

                 "Merger" means the transaction or transactions whereby Galileo International Partnership, a Delaware partnership, has merged with and into a wholly-owned limited liability company subsidiary of the Company.

                 "Nonaffiliated Person" means, with respect to any specified Person, any Person other than an Affiliated Person.

                 "Non-Competition Agreement" means a non-competition agreement with the Company in the form attached hereto as Exhibit A, as such agreement may be amended from time to time in accordance with its terms and pursuant to
Section 5.08 of this Agreement.

                 "Original Owners" means (i) the stockholders listed on Schedule A hereto, (ii) any Affiliate of an Original Owner that is deemed to be an Original Owner pursuant to Section 3.05 and (iii) any Permitted Preferred Stock Transferee that is deemed to be an Original Owner pursuant to Section 3.06.

                 "Original Owner Director" means any Director elected pursuant to the Restated Certificate of Incorporation by an Original Owner that owns one or more shares of Preferred Stock.

                 "Parent Entities" means the Persons listed on Schedule B hereto.

                 "Person" means any individual, partnership, firm, corporation, association, trust, estate, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Exchange Act.

                 "Pro Rata Number" means, with respect to a First Refusal Original Owner or Prospective Buyer, as the case may be, a number of Shares equal to the product of (a) the number of the Offered Shares and (b) a fraction the numerator of which shall be the total number of the Shares owned (immediately prior to the Sale of the Offered Shares) by such First Refusal Original Owner or Prospective Buyer, as the case may be, and the denominator of which shall be the total number of the Shares owned (immediately prior to the Sale of the Offered Shares) by the First Refusal Original Owners and Prospective Buyer.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 30, 1997 (as the same may be amended from time to time), among the Company and each of the stockholders of the Company listed on Schedule A hereto.

                 "Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as amended from time to time.

                 "Restricted Shares" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the Securities Act, (b) Shares with respect to which a Sale has been made in reliance on and in accordance with Rule 144 or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance satisfactory to the Company, of counsel, who shall be satisfactory to the Company, or (ii) a "no action" letter from the staff of the Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act.

                 "Sale" means any sale, assignment, transfer, distribution or other disposition of Shares or of shares of Preferred Stock, as applicable, or of a participation therein, whether voluntarily or by operation of law.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                 "Share" means any share of Common Stock (i) beneficially owned by an Original Owner immediately after the consummation of the IPO (excluding any shares of Common Stock acquired in the IPO), (ii) acquired by an Original Owner from any other Original Owner in accordance with Section 3.04, (iii) acquired by a Prospective Affiliate Transferee in accordance with Section 3.05;
(iv) acquired by a Permitted Preferred Stock Transferee in accordance with the first sentence of Section 3.06, or as contemplated by clause (y) of Section 3.07, or held by a Permitted Preferred Stock Transferee at the time of the transfer to such Person of Shares in accordance with clause (x) of Section 3.07, provided that, to the extent the shares of Common Stock held by such Permitted Preferred Stock Transferee at the time of such transfer, when added to the Shares transferred to such Person in accordance with clause (x) of
Section 3.07, represent more than 5% of the then outstanding shares of Common Stock, then only such number of shares of Common Stock held by such Person at the time of such transfer which, when added to the Shares transferred to such Person in accordance with clause (x) of Section 3.07, represent 5% of the then outstanding shares of Common Stock shall constitute "Shares"; (v) acquired by an Original Owner that owns one or more shares of Preferred Stock for the purpose of preserving its ability to elect one or more Original Owner Directors pursuant to the terms of Section 4.3(d) of the Restated Certificate of Incorporation; (vi) issued by way of a stock split of the Common Stock; or
(vii) issued as (or issuable upon the conversion or exercise of any warrant, rights, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referred to in clauses (i) through (vi) above.

                 "Third Party" means, with respect to any Original Owner, any non-Affiliated Person (other than the Company or another Original Owner or any Affiliate thereof), and "Third Parties" shall have a correlative meaning.

                  "Voting Securities" means, at any time, shares of any class of capital stock of the Company that are then entitled to vote generally in the election of Directors (other than shares of Preferred Stock); provided that for purposes of this definition any securities which at such time are convertible or exchangeable into or exercisable for shares of Common Stock shall be deemed to have been so converted, exchanged or exercised.

                 SECTION 1.02. Other Defined Terms. The following terms shall have the meanings defined for such terms in the sections set forth below:



         Term                                               Section
         ----                                               -------
         Acquiring Owner                                    4.01(b)
         Aer Lingus                                         Schedule B
         Air Canada                                         Schedule B
         Air Vendor Consultation Group                      2.07
         Alitalia                                           Schedule B
         Arbitration Request                                5.07
         Arbitrator                                         5.07
         Association                                        5.07
         Austrian Airlines                                  Schedule B
         Award                                              5.07
         British Airways                                    Schedule B
         Code                                               2.06(c)
         Commencement Date                                  5.07(i)
         Common Stock                                       Recitals
         Company                                            Preamble
         Coporga                                            Schedule A
         Covia                                              Schedule A
         Dispute Notice                                     5.07
         DSI                                                Schedule A
         elector                                            5.07
         First Refusal Original Owners                      3.04
         First Refusal Price                                3.04
         Independent Director                               2.02(iii)
         Investment Bank                                    4.01(b)
         KLM                                                Schedule B

         Management Directors                               2.02(ii)
         Notice of Exercise                                 3.04(b)
         Notice of Intention                                3.04(a)
         Offer                                              4.01(b)
         Offered Shares                                     3.04(a)
         Olympic                                            Schedule B
         Olynet                                             Schedule A
         Option Period                                      3.04(b)
         Partnership                                        5.11
         Permitted Preferred Stock Transferee               3.07
         Petitioner                                         5.07
         Proposal                                           4.01(b)
         Prospective Affiliate Transferee                   3.05
         Prospective Buyer                                  3.04(a)
         Racom                                              Schedule A
         Replacement Original Owner Director                2.03(a)
         Resnet                                             Schedule A
         Respondent                                         5.07
         Response                                           5.07(ii)
         Retford                                            Schedule A
         Roscor                                             Schedule A
         Selling Original Owner                             3.04
         Significant Transaction                            2.01
         Statement                                          5.07
         SAirGroup                                          Schedule B
         TAP                                                Schedule B
         Third Party Transferee                             3.06
         TIS                                                Schedule A
         Travidata                                          Schedule A
         United                                             Schedule B
         USAM                                               Schedule A
         USAW                                               Schedule B



                                   ARTICLE II

                        BOARD REPRESENTATION; COMMITTEES

                 SECTION 2.01. Size of the Board. The Company shall take such actions as are necessary, and each of the Original Owners shall vote its Shares and shall take such other actions as are necessary, to cause the Board at all times from and after the consummation of the IPO until the tenth anniversary of the date hereof to consist of 13 members unless the

Company and the Original Owners then party to this Agreement who hold shares of one or more series of Preferred Stock entitled to elect directors to the Board pursuant to the terms of the Restated Certificate of Incorporation unanimously agree otherwise; provided, however, that in connection with a Significant Transaction, the size of the Board may be increased by majority vote of the whole Board to the extent such increase in the size of the Board is proportional (rounded to the nearest whole number) to the increase in the number of shares of Common Stock outstanding as a result of the issuance of shares of Common Stock in connection with such Significant Transaction. For purposes of this Agreement, a "Significant Transaction" means an acquisition, merger, or issuance of securities to a single Person or group of Persons (other than an underwriter or group of underwriters) in which shares of Common Stock constituting at least a percentage of the then outstanding shares of Common Stock (on a fully diluted basis) equal to the number expressed as a percentage obtained by dividing one by the then number of Board seats are issued; provided that, in no event will any transaction involving the issuance of shares constituting less than 5% of the then outstanding shares of Common Stock (on a fully diluted basis) constitute a Significant Transaction.

                 SECTION 2.02. Nomination of Directors. The Company shall take such actions as are necessary, and each of the Original Owners shall vote its Shares and shall take, and shall cause any Director elected by it pursuant to the terms of any series of Preferred Stock held by it to take, such other actions as are necessary, to cause the Board, at all times from and after the consummation of the IPO until the tenth anniversary of the date hereof, to include the following Directors elected or nominated as follows:

                 (i) Original Owner Directors. Each Original Owner owning Shares and shares of one or more series of Preferred Stock shall be entitled to elect such number of individuals to serve as Original Owner Directors as such series of Preferred Stock shall be entitled to elect pursuant to the Restated Certificate of Incorporation.

                 (ii) Management Directors. The Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Company shall be nominated by the Board to be elected as Directors (the "Management Directors"); provided, however, that until the Company shall have a Chief Operating Officer, the General Counsel of the Company shall be nominated to be elected as a Management Director. The initial Chief Executive Officer shall serve as the Chairman of the Board. Thereafter, the Board will determine which Director will be the Chairman of the Board.

                 (iii) Independent Directors. Three individuals shall be nominated by the Board to be elected as Directors, each of whom shall be an "independent director", as such term is used in Rule 303 of the Rules of the New York Stock Exchange as in existence on the date hereof or as amended from time to time thereafter (an " Independent Director").

                 (iv) Replacement Original Owner Directors. In the event that the share of any series of Preferred Stock is redeemed by the Company, the vacancy resulting from such event shall be filled by the Board with an Independent Director, as more fully set forth in Section 2.03.

                 SECTION 2.03.  Vacancies.  (a)   In the event an Original
Owner that owns shares of one or more series of Preferred Stock ceases to own Shares constituting the applicable percentage of the outstanding Common Stock entitling the series of Preferred Stock held by such Original Owner to elect any one or more Original Owner Directors, or the share of such series of Preferred Stock is redeemed for any other reason pursuant to Section 4.3(f) of the Restated Certificate of Incorporation, then the Original Owner Director who was previously elected by the holder of such series of Preferred Stock shall be deemed to have resigned effective immediately upon the occurrence of such event, and such Original Owner and the Company shall take all actions necessary to give effect to such resignation; provided, however, that if an Original Owner's share or shares of Preferred Stock has or have been redeemed pursuant to Section 4.3(f)(3) of the Restated Certificate of Incorporation due to the fact that such Original Owner has given the Company notice of its intention to terminate its Non-Competition Agreement, then the Company shall provide to such Original Owner during the period between the date on which such share or shares of Preferred Stock is or are redeemed and the date on which such Original Owner's Non-Competition Agreement terminates the same financial information as the Company provides to the Board, except to the extent the Independent Directors determine that it would be inappropriate for such Original Owner to receive any particular portion of such financial information in light of the fact that such Original Owner has delivered to the Company a notice of its intention to terminate its Non-Competition Agreement. Any vacancy resulting from any such resignation shall be filled with an Independent Director chosen by a majority of the whole Board (such individual, a "Replacement Original Owner Director"); provided that if any such vacancy results from the transfer by such Original Owner of Shares and the share of any series of Preferred Stock to (i) a Permitted Preferred Stock Transferee and the holder of such series of Preferred Stock continues to be entitled to elect an individual to the Board pursuant to the Restated Certificate of Incorporation, or (ii) another Original Owner as a result of which the holder of the share of such series of Preferred Stock continues to be entitled to elect an individual to the Board pursuant to the Restated Certificate of Incorporation, any such vacancy shall be filled in accordance with the relevant provisions of the Restated Certificate of Incorporation; and provided further that no Original Owner may transfer the share of a series of Preferred Stock other than in accordance with this Agreement and the Restated Certificate of Incorporation.

                 (b) In the event a vacancy on the Board occurs as a result of the death, disability, resignation, removal or otherwise of a Director (other than the resignation of an Original Owner Director as set forth in Section 2.03(a)), such vacancy shall be filled as follows:

                 (i) In the event such vacancy results from the death, disability, resignation, removal or otherwise of an Independent Director, such vacancy shall be filled with another Independent Director chosen by a majority of the whole Board.

                 (ii) In the event such vacancy results from the death, disability, resignation, removal or otherwise of a Management Director, such vacancy shall be filled by the Board with the successor Chief Executive Officer, Chief Financial Officer or Chief Operating Officer (or General Counsel in the absence of such Chief Operating Officer), as the case may be, or any other officer acting in such capacity at the direction of the Board or the Chief Executive Officer.

                 (iii) In the event such vacancy results from the death, disability, resignation, removal or otherwise of an Original Owner Director, such vacancy shall be filled by the Original Owner that holds the share of the series of Preferred Stock that was entitled to elect the Original Owner Director so ceasing to be a Director in accordance with the provisions of the Restated Certificate of Incorporation.

                 (iv) In the event such vacancy results from the death, disability, resignation, removal or otherwise of a Replacement Original Owner Director, such vacancy shall be filled with an Independent Director chosen by a majority of the whole Board.

                 (c) The Directors chosen under subsections (a) and (b) of this Section 2.03 shall hold office until the next election of the class for which such Directors were chosen and until their successors shall have been elected and qualified.

                 SECTION 2.04. Removal. As provided in the Restated Certificate of Incorporation, any Original Owner that holds the share of a series of Preferred Stock may, at any time in its sole discretion, remove the Original Owner Director elected by such series of Preferred Stock, and elect another individual to serve in the stead of such removed Original Owner Director; provided that such removal and election be pursuant to a written notice to the Company complying with Section 5.05 and identifying the individual to serve in the stead of such removed Director. The Company shall promptly inform the other Original Owners of such removal and election. The vacancy resulting from such removal shall be filled in accordance with Section 2.03(b)(iii).

                 SECTION 2.05. Classification of Directors. The Company shall take such actions as are necessary, and each of the Original Owners shall vote its Shares, elect its Original Owner Directors and take such other actions as are necessary, to cause the classes of Directors to consist of the following Management Directors, Original Owner Directors and Independent Directors:

                 (a) The Directors whose terms will expire at the first annual meeting of the stockholders of the Company following the consummation of the IPO shall consist of the General Counsel of the Company, one Original Owner Director elected by Covia, one Original Owner Director elected in accordance with Section 2.05(d) by an Original Owner whose Parent Entity is based in Europe, and one Independent Director;

                 (b) The Directors whose terms will expire at the second annual meeting of the stockholders of the Company following the consummation of the IPO shall consist of the Chief Financial Officer of the Company, one Original Owner Director elected by Covia, one Original Owner Director elected in accordance with Section 2.05(d) by an Original Owner whose Parent Entity is based in Europe, and one Independent Director;

                 (c) The Directors whose terms will expire at the third annual meeting of the stockholders of the Company following the consummation of the IPO shall consist of the Chief Executive Officer of the Company, one Original Owner Director elected by Covia, one Original Owner Director elected by USAM, one Original Owner Director elected in accordance with Section 2.05(d) by an Original Owner whose Parent Entity is based in Europe, and one Independent Director;

                 (d) The Original Owners that hold the shares of any series of Preferred Stock and whose Parent Entities are based in Europe shall determine among themselves which of them shall be entitled to elect an Original Owner Director to each of the classes described in Sections 2.05(a), (b) and (c).

                 SECTION 2.06. Committees. (a) The Company and each of the Original Owners shall take such actions as are necessary to cause the Board at all times to designate annually the following committees of the Board:

                 (i) A Nominating Committee, which shall review, report and make recommendations to the Board on the following matters: other than with respect to Original Owner Directors, and consistent with the terms of this Agreement, nominees for Directors, selection criteria for Directors, and removal of Directors if deemed appropriate; evaluation and performance of the Board and individual Directors; and such other matters as the Board may from time to time prescribe.

                 (ii) An Audit Committee, which shall review, report and make recommendations to the Board on the following matters: the selection of independent auditors; the fees to be paid to such auditors; the adequacy of the audit and accounting procedures of the Company; and such other matters as the Board may from time to time prescribe.

                 (iii) A Compensation Committee, which shall review, report and make recommendations to the Board on the following matters: the management remuneration policies of the Company, including salary rates and fringe benefits of appointed officers; other remuneration plans such as incentive compensation, deferred compensation and stock option plans; directors' compensation and benefits; and such other matters as the Board may from time to time prescribe.

                 (b) The Nominating Committee shall include (i) at least one Original Owner Director elected by an Original Owner whose Parent Entity is based in Europe and (ii) at least one Original Owner Director elected by an Original Owner whose Parent Entity is based in North America. In addition, the Nominating Committee shall include at least one Management Director and may include one Independent Director. The initial Chief Executive Officer of the Company shall be the initial Management Director on the Nominating Committee.

                 (c) The Compensation Committee shall include (i) at least one Original Owner Director elected by an Original Owner whose Parent Entity is based in Europe and (ii) at least one Original Owner Director elected by an Original Owner whose Parent Entity is based in North America. In addition, the Compensation Committee shall include at least one Independent Director and may include one Management Director (and if a Management Director does serve on the Compensation Committee, the initial Chief Executive Officer shall be the initial Management Director thereon). Notwithstanding the foregoing, the membership of the Compensation Committee shall be adjusted to the extent necessary so that (i) it is comprised of two or more "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and (ii) it is comprised of two or more "outside directors" within the meaning of Treas. Reg. Section 1.162-27(e)(3) promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), except to the extent that the Company may continue to rely on the transition relief provided pursuant to the Treas. Reg. Section 1.162-27(f) promulgated under Section 162(m) of the Code.

                 SECTION 2.07. Compensation of Directors. Unless otherwise restricted by the Restated Certificate of Incorporation or By-Laws of the Company, each Independent Director, in consideration for his or her serving as such, shall receive from the Company compensation in an amount and form customary for public companies comparable to the Company. Management Directors shall not receive compensation for serving as Directors. Original Owner Directors will receive the same compensation as received by Independent Directors; provided that all cash compensation payable to an Original Owner Director who is an employee or officer of the Original Owner (or an Affiliate thereof) electing such Director shall be paid by the Company either to such Original Owner or such Affiliate, and, in the case of non-cash compensation (in the form of stock options or otherwise), such non-cash compensation will be converted into a cash amount equal to the fair market value of such non-cash compensation, as calculated by the Company (based, in the case of stock options, on the Black-Scholes Option Pricing Model), and such amount will be paid by the Company either to such Original Owner or such Affiliate. The Company shall reimburse each Director or member of a committee for any out-of-pocket expenses incurred by him or her on account of his or her attendance at any meeting of the Board or such committee; provided that all such expenses payable to an Original Owner Director who is an officer or employee of an Original Owner (or an Affiliate thereof) will be paid by the Company either to such Original Owner or such Affiliate.

                 SECTION 2.08. Air Vendor Consultation Group. As promptly as practicable after the date hereof, the Company shall establish an air vendor consultation group (the "Air Vendor Consultation Group"). The airline Affiliate or airline Affiliates of each Distributor shall be entitled to appoint one representative in the aggregate, and the airline Affiliate or airline Affiliates of each Original Owner that does not have an Affiliate that is a Distributor shall be entitled to appoint one representative in the aggregate, to the Air Vendor Consultation Group, provided that no such airline Affiliate shall be represented on the Air Vendor Consultation Group if the Original Owner (including, without limitation, any Person that shall have become an Original Owner pursuant to Section 3.05) of which it is an Affiliate no longer holds an Interest in the Company. The Air Vendor Consultation Group shall meet from time to time with the Company's management to discuss distribution-related issues in accordance with appropriate guidelines (including applicable law).



                                  ARTICLE III

                            RESTRICTIONS ON TRANSFER

                 SECTION 3.01. General Restriction. No Original Owner shall, directly or indirectly, make or solicit any Sale with respect to any Share, or any share of Preferred Stock, except in compliance with the Securities Act and this Agreement.

                 SECTION 3.02. Legends. (a) The Company shall affix to each certificate evidencing Shares or shares of Preferred Stock a legend in substantially the following form:

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR

                 PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY."

                 (b) In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 3.02(a) endorsed thereon; provided; however, that such holder shall furnish the Company or its transfer agent such certificates, legal opinions or other information as the Company or its transfer agent may reasonably require to confirm that the legend is not required on such certificate.

                 (c) The Company shall affix to each certificate evidencing Shares or shares of Preferred Stock a legend in substantially the following form:

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AGREEMENT, DATED AS OF JULY 30, 1997, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

                 (d) In the event that any Shares or any shares of Preferred Stock shall cease to be subject to the restrictions on transfer set forth in this Agreement and in the Restated Certificate of Incorporation, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares or such shares of Preferred Stock, as the case may be, without the legend required by Section 3.02(c).

                 SECTION 3.03.  Restrictions on Certain Transfers of Shares.
No Original Owner shall, directly or indirectly, make or solicit any Sale of any Share beneficially owned by it other than (a) any Sale to a Third Party or Third Parties (including in connection with a Sale effected through an offering made pursuant to the Registration Rights Agreement), (b) any Sale to one of its Affiliates that is made in compliance with the procedures, and subject to the limitations, set forth in Section 3.05 and (c) any Sale to another Original Owner or any of its Affiliates that is made in compliance with the procedures, and subject to the limitations, set forth in Section 3.04. Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, all Sales permitted by the foregoing clauses (a) through (c) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections
3.01 and 3.09.

                 SECTION 3.04. Right of First Refusal. (a) If, at any time, any Original Owner (the "Selling Original Owner") shall have agreed with another Original Owner or an Affiliate thereof (a "Prospective Buyer") to sell or otherwise transfer, whether directly or indirectly, in a bona fide transaction, any or all of the Shares (the "Offered Shares") held by such Selling Original Owner (other than pursuant to an Offer (as defined in Section 4.01(b)) or a public offering effected in accordance with the Registration Rights Agreement or otherwise) to the Prospective Buyer, such Selling Original Owner shall deliver a written notice of its intention to sell the Offered Shares (a "Notice of Intention"), to each of the other Original Owners (other than the Prospective Buyer) (the "First Refusal Original Owners"), as well as to the Company and the Prospective Buyer, setting forth such Selling Original Owner's intention to make such Sale (which shall be for cash only), the number of Offered Shares, the cash price at which such Selling Original Owner proposes to sell the Offered Shares to the Prospective Buyer (the "First Refusal Price"), and the other material terms of the Prospective Buyer's offer. A Notice of Intention, once given, shall be irrevocable. The Notice of Intention shall be dated the date it is delivered by the Selling Original Owner to the First Refusal Original Owners and the Company.

                 (b) Upon receipt of the Notice of Intention, each First Refusal Original Owner and the Prospective Buyer shall have the right to purchase at the First Refusal Price, and otherwise on the same terms set forth in the Notice of Intention, such number of Offered Shares up to the Pro Rata Number for such Original Owner or Prospective Buyer; provided, however, that any of such Persons may indicate in its Notice of Exercise (as defined below) that it wishes to purchase more than its Pro Rata Number. The right of the First Refusal Original Owners and the Prospective Buyer to purchase Offered Shares pursuant to this Section 3.04(b) shall be exercisable by written notice to the Selling Original Owner (the "Notice of Exercise"), which notice shall state the maximum number of Offered Shares such Person is willing to buy, with copies to each of the other First Refusal Original Owners, the Prospective Buyer and the Company, within 30 days from the date of the Notice of Intention (the "Option Period"). The right of any First Refusal Original Owner pursuant to this Section 3.04(b) shall terminate if it is not exercised within 30 days of the date of the Notice of Intention. A Notice of Exercise, once given, shall be irrevocable.

                 (c) Upon receipt of the Notices of Exercise, the Selling Original Owner shall promptly calculate the number of Offered Shares which the Prospective Buyer and each First Refusal Original Owner is entitled to purchase hereunder. If the Notices of Exercise indicate that the Prospective Buyer and each First Refusal Original Owner wishes to purchase at least its Pro Rata Number of Offered Shares, the First Refusal Original Owners and the Prospective Buyer shall each be allocated a number of Offered Shares equal to its respective Pro Rata Number. If the Notices of Exercise indicate that the Prospective Buyer or one or more First Refusal Original Owners do not wish to purchase their Pro Rata Number of Offered Shares, the Prospective Buyer and the First Refusal Original Owners who have indicated in their respective Notices of Exercise that they wish to purchase more than their Pro Rata Number of Offered Shares shall each be given an opportunity to acquire a number of the Offered Shares that are not so taken up equal to the Pro Rata Number (which shall be calculated, for purposes of the foregoing allocation only, by taking into account only the Shares of the Prospective Buyer and the First Refusal Original Owners who shall have indicated that they wish to purchase more than their Pro Rata Number of Offered Shares), and the foregoing procedure shall be repeated until all of the Offered Shares have been taken up; provided, however, that (i) no such First Refusal Original Owner shall be obligated to purchase more Offered Shares than such First Refusal Original Owner shall have indicated it is willing to purchase in its Notice of Exercise, and (ii) in the event that fewer than all of the Offered Shares have been taken up within 20 days from the date of delivery of the last Notice of Exercise received by the Selling Original Owner, the Selling Original Owner shall not be obligated to sell any of the Offered Shares pursuant to this Section 3.04.

                 (d) Subject to clause (ii) of the proviso to Section 3.04(c), the Selling Original Owner shall sell the Offered Shares to such First Refusal Original Owners and the Prospective Buyer within 45 days from the date of delivery of the last Notice of Exercise received by the Selling Original Owner.

                 (e) Notwithstanding the provisions of Sections 3.04(b) and (c), the Prospective Buyer shall have the right, upon written notice to the Selling Original Owner (with copies to each of the First Refusal Original Owners and the Company) within 10 days from the date of the Notice of Intention, to elect not to purchase any of the Offered Shares pursuant to the procedures set forth in Sections 3.04(b) and (c). If the Selling Original Owner does not sell any of the Offered Shares to the First Refusal Original Owners pursuant to this Section 3.04, then the Selling Original Owner may sell the Offered Shares to the Prospective Buyer within 45 days from the date of delivery of the last Notice of Exercise at a price no lower than the First Refusal Price and on terms no more favorable to the Prospective Buyer than those set forth in the Notice of Intention.

                 (f) Upon the consummation of any purchase and Sale pursuant to this Section 3.04, the Selling Original Owner shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer, in form and substance satisfactory to the purchaser thereof, duly executed by the Selling Original Owner, free and clear of any encumbrance, against delivery of the purchase price for such shares payable in immediately available funds by wire transfer. The Selling Original Owner shall be responsible for and pay any stamp taxes or other similar conveyance fees incurred as a result of the Sale of the Offered Shares.

                 SECTION 3.05. Affiliate Transferees to Execute Agreement. Each Original Owner agrees that it will not, directly or indirectly, make any Sale of any Shares held by such Original Owner to any of its Affiliates, unless, prior to the consummation of any such Sale, the Affiliate to whom such Sale is proposed to be made (a "Prospective Affiliate Transferee") (i) executes and delivers to the Company a counterpart of this Agreement as it may have been amended as of such time and (ii) represents and warrants in writing to the Company that such Agreement has been duly authorized, executed and delivered by such Prospective Affiliate Transferee and is a legal, valid and binding obligation of such Prospective Affiliate Transferee enforceable against it in accordance with its terms. Upon the execution and delivery by such Prospective Affiliate Transferee of the documents referred to in the preceding sentence, such Prospective Affiliate Transferee shall be deemed an "Original Owner" for the purposes of this Agreement, and shall have the rights and be subject to the obligations of an Original Owner hereunder with respect to the Shares held by such Prospective Affiliate Transferee. Notwithstanding anything to the contrary set forth herein, if any Shares are transferred from an Original Owner to one of its Affiliates as a result of a merger between an Original Owner and an Affiliate of such Original Owner, and pursuant to such merger such Affiliate assumes such Original Owner's obligations under this Agreement (whether by operation of law or otherwise), such Affiliate shall not be required to comply with the provisions of clauses (i) and (ii) of this Section 3.05.

                 SECTION 3.06. Sale to a Third Party. If a Sale of Shares is made in connection with a simultaneous Sale of shares of Preferred Stock to a Permitted Preferred Stock Transferee that complies with all of the requirements set forth in Section 3.07, such Shares shall be deemed "Shares" and such Permitted Preferred Stock Transferee shall be deemed an "Original Owner" for all purposes of this Agreement. If a Sale of Shares is made to a Third Party (a "Third Party Transferee") that is not a Permitted Preferred Stock Transferee that complies with all of the requirements set forth in Section 3.07, such Shares shall immediately cease to be the subject of this Agreement and such Third Party Transferee will not become an Original Owner for purposes of this Agreement. If a Sale of Shares results in the selling Original Owner ceasing to own any Shares, such selling Original Owner shall cease to be an Original Owner for purposes of this Agreement.

                 SECTION 3.07. Restrictions on Certain Transfers of Shares of Preferred Stock. (a) No Original Owner shall, directly or indirectly, make or solicit any sale of any share of Preferred Stock beneficially owned by it unless such Sale is in connection with a simultaneous Sale of Shares to (i) another Original Owner, (ii) one of such Original Owner's Affiliates, or (iii) a Third Party (each of (i), (ii) and (iii), a "Permitted Preferred Stock Transferee"), and in each such case, (A) such Permitted Preferred Stock Transferee would, after giving effect to such transfer, hold Shares representing at least 5% of the then outstanding shares of Common Stock, provided, that if the Original Owner transferring such shares of Preferred Stock holds Shares representing less than 5% of the then outstanding shares of Common Stock but the series of Preferred Stock held by such Original Owner continues to be entitled to elect a Director due to the operation of Sections 4.3(d)(2), (3), (4) or (5) of the Restated Certificate of Incorporation, then the foregoing clause (A) shall be deemed to be satisfied if (x) such Permitted Preferred Stock Transferee would, after giving effect to such transfer, hold shares of Common Stock representing at least 5% of the then outstanding shares of Common Stock, or (y) such Permitted Preferred Stock Transferee shall have purchased additional shares of Common Stock in the public market or otherwise in order to increase its holdings of shares of Common Stock to at least 5% within 90 days after such transfer (and unless and until such Permitted Preferred Stock Transferee shall have increased its holdings of shares of Common Stock to at least 5% within such 90 day period, it shall not be entitled to elect any Directors to the Board pursuant to the terms of the

Preferred Stock that is or are proposed to be transferred to it), and (B) if the Permitted Preferred Stock Transferee is not already a party to this Agreement and a Non-Competition Agreement, such Permitted Preferred Stock Transferee executes and delivers to the Company (x) a counterpart of this Agreement, together with (y) a Non-Competition Agreement, and represents and warrants in writing to the Company that such agreements have been duly authorized, executed and delivered by such Permitted Preferred Stock Transferee and are legal, valid and binding obligations of such Permitted Preferred Stock Transferee enforceable against it in accordance with their respective terms.

                 (b) In no event shall any fraction of a share of Preferred Stock, or any partial interest therein, be transferred to any other Person.

                 SECTION 3.08. Improper Sale. Any attempt not in compliance with this Agreement to make any Sale of any Shares or any shares of Preferred Stock shall be null and void and the Company shall not give any effect in the Company's stock records to such attempted Sale.

                 SECTION 3.09. Limitation on Dispositions. As of the date hereof and again as of the date of the IPO, and except (i) with respect to the number of Shares in the secondary offering listed opposite the name of such Parent Entity or the Parent Entity with respect to such stockholder in the column "Number of Shares of Common Stock Being Offered" in the section entitled "Principal and Selling Stockholders" in the Form S-1 filed in connection with the IPO, or (ii) for transfers permitted by Section 351(c) of the Code, each of the stockholders listed in Schedule A represents that it, and each of the Parent Entities represents that its respective Affiliate listed in Schedule A,
(x) has not entered into any binding commitment, obligation or contract to sell, transfer or dispose of Shares or shares of Preferred Stock received by such stockholder in connection with the formation of the Company, (y) has no plan, arrangement or understanding with any Nonaffiliated Person (including, but not limited to, investment banks or brokers), and is not under any economic compulsion, to sell, transfer or dispose of Shares or shares of Preferred Stock received by such stockholder in connection with the formation of the Company to any Person and (z) has no plan, arrangement or understanding, and is not under any economic compulsion, to sell, transfer or dispose of Shares or shares of Preferred Stock received by such stockholder in connection with the formation of the Company to any Affiliated Person. Notwithstanding any other provision of this Agreement, except with respect to the number of Shares in the secondary offering listed opposite the name of such Parent Entity or the Parent Entity with respect to such stockholder in the column "Number of Shares of Common Stock Being Offered" in the section entitled "Principal and Selling Stockholders" in the Form S-1 filed in connection with the IPO, each of the stockholders listed in Schedule A, and each of the Parent Entities agrees that its respective Affiliate listed in Schedule A, will not sell, transfer or dispose of any of the Shares or shares of Preferred Stock received by such stockholder in connection with the formation of the Company prior to the expiration of six months following the IPO unless such stockholder and its respective Parent Entity has delivered a written opinion of a nationally recognized U.S. tax counsel to the Company, which opinion provides that such sale, transfer or disposition will not cause the formation of the Company to fail to qualify under Section 351 of the Code. In connection with the rendering by such counsel of such opinion, the Company will provide to such counsel such information in the Company's possession, and will make reasonable efforts to obtain such relevant information, as counsel may reasonably request. The Company shall provide a copy of any opinion received by it pursuant to the second preceding sentence or pursuant to Section
5.12 hereof to each Parent Entity and nothing herein shall be construed to prohibit any Parent Entity from submitting a copy of any such opinion to the United States Internal Revenue Service or to any state or local taxing authority in the course of an examination or audit of such Parent Entity or any Affiliate thereof.


                                  ARTICLE  IV

                               CERTAIN AGREEMENTS

                 SECTION 4.01. Certain Agreements. (a) Except as expressly contemplated by this Agreement, each of the Parent Entities and the Original Owners and their respective Affiliates shall not:

                 (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, (x) any Voting Securities that would increase or would have the effect of increasing such Parent Entity's or Original Owner's (A) level of beneficial ownership in the Company to more than 50% of the then outstanding Voting Securities or (B) voting power to more than 50% of the voting power of the then outstanding Voting Securities, or (y) any direct or indirect rights to acquire any Voting Securities that would increase or would have the effect of increasing such Parent Entity's or Original Owner's (A) level of beneficial ownership in the Company to more than 50% of the then outstanding Voting Securities or (B) voting power to more than 50% of the voting power of the then outstanding Voting Securities if such rights were exercised.

                 (ii) make any public announcement with respect to, or submit a proposal for, any transaction involving a Parent Entity, Original Owner or of any Affiliate thereof that would increase or would have the effect of increasing such Parent Entity's or Original Owner's (A) level of beneficial ownership in the Company to more than 50% of the then outstanding Voting Securities or (B) voting power to more than 50% of the voting power of the then outstanding Voting Securities;

                 (iii) form, join or in any way participate in a "group" as such term is defined for purposes of Section 13(d)(3) of the Securities Exchange Act, in connection with any of the foregoing; or

                 (iv) request the Company, directly or indirectly, to amend or waive any provision of this Section 4.01(a).

                 (b) Notwithstanding the provisions of Section 4.01(a), a Parent Entity, Original Owner or any Affiliate thereof, acting individually or acting in concert as a "group" as such term is defined for purposes of Section 13(d)(3) of the Securities Exchange Act (an "Acquiring Owner"), may offer to acquire all of the outstanding Voting Securities (the "Offer"); provided, however, that (i) (A) the Acquiring Owner submits a written proposal (the "Proposal") to the Independent Directors setting forth a brief description of the Offer, the price and other material terms of such Offer and any other information that the Independent Directors may request and (B) the price and other material terms of the Offer are approved by the Independent Directors or
(ii) in the event that the Independent Directors cannot reach agreement with the Acquiring Owner with respect to the price of the Offer within 45 days following the receipt of the Proposal, a nationally recognized investment banking firm selected by the Independent Directors, after consultation with the Acquiring Owner, independent of the Company and the Acquiring Owner and knowledgeable with respect to the business of the Company (the "Investment Bank") will determine a price that is fair from a financial point of view to the stockholders of the Company (other than the Acquiring Owner). The fees, costs and expenses of the Investment Bank shall be borne by the Acquiring Owner. The Independent Directors shall notify the Acquiring Owner within 2 business days of the delivery of such determination by the Investment Bank. Notwithstanding anything to the contrary in this Section 4.01, the Independent Directors shall not be obligated to consider any Offer made by an Acquiring Owner unless such Offer is a bona fide offer for all of the Voting Securities of the Company.

                 SECTION 4.02. No Solicitation. Except as expressly contemplated by this Agreement, none of the Parent Entities, Original Owners or any of their respective Affiliates shall make, or in any way participate, directly or indirectly in, nor shall they form, join or in any way participate in a "group", as such term is defined for purposes of Section 13(d)(3) of the Securities Exchange Act, in connection with, any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Commission) in opposition to any proxy solicitation being conducted by the Company; provided, however, that the foregoing shall not prohibit any communication not amounting to a solicitation of proxies.

                 SECTION 4.03. Issuances of Shares of Capital Stock. The Company shall not, at any time during the term of this Agreement, issue any shares of capital stock unless such issuance is approved by a majority of the whole Board.

                                   ARTICLE V

                                 MISCELLANEOUS

                 SECTION 5.01. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                 SECTION 5.02. Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

                 SECTION 5.03. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                 SECTION 5.04. Amendments and Waivers. Any term in this Agreement may be amended or waived upon the written consent of the holders of more than 66 2/3% of the Shares then held by the Original Owners; provided, however, that (i) any amendment or waiver that adversely affects any Parent Entity or Original Owner shall require the consent in writing of such Parent Entity or Original Owner (whether or not such amendment or waiver affects any one or more of the other Original Owners), (ii) any amendment to the provisions of Article II shall require the consent in writing of the Company and the Original Owners then party to this Agreement that hold series of Preferred Stock that are entitled to elect one or more directors to the Board pursuant to the terms of the Preferred Stock, and (iii) any amendment to any of the provisions of Section 4.01 or 4.02 shall require the consent in writing of each of the parties hereto, including the Company. Except where consent is required pursuant to this Section 5.04, each of the Parent Entities and the Original Owners shall be bound by any amendment or waiver authorized by this Section
5.04. Each party hereto, including the Company, agrees that it shall not take or cause to be taken any action to adopt, amend or repeal any provision of the Restated Certificate of Incorporation or the Restated By-laws of the Company so as to make them inconsistent in any manner with this Agreement or the Registration Rights Agreement.

                 SECTION 5.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail

(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.05):

                 (a)      if to United or Covia:

                          United Air Lines, Inc.
                          Post Office Box 66100
                          Chicago, IL  60666
                          Telecopy:  (847) 700-4412
                          Attention:  Frederic F. Brace

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, NY  10022
                          Telecopy:  (212) 735-2000
                          Attention:  Thomas H. Kennedy, Esq.

                 (b)      if to USAW or USAM:

                          US Airways, Inc.
                          Crystal Park Four
                          2345 Crystal Drive
                          Arlington, VA  22227
                          Telecopy:  (703) 872-7987
                          Attention:  Alan D. Abner

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, NY  10022
                          Telecopy:  (212) 735-2000
                          Attention:  Thomas H. Kennedy, Esq.

                 (c)      if to Air Canada or Resnet:

                          Air Canada Inc.
                          130 Bloor Street West (ZIP 450)
                          5th Floor, Toronto, Ontario
                          M5S 1P5, Canada
                          Telecopy:  (416) 323-5376
                          Attention:  Marc Rosenberg

                          with a copy to:

                          Osler, Hoskin & Harcourt
                          1 First Canadian Place
                          100 King Street West, 61st Floor
                          Toronto, Ontario
                          Canada  M5X 1B8
                          Telecopy:  (416) 862-6666
                          Attention:  Terrence R. Burgoyne

                 (d)(i)   if to British Airways:

                          British Airways plc
                          Speedbird House
                          PO Box 10
                          Heathrow Airport (London)
                          Hounslow, Middlesex
                          England  TW6 2JA
                          Telecopy:  011 44 181 562 3233
                          Attention:  Derek Stevens

                          with a copy to:

                          Distribution Systems, Inc.
                          1105 North Market Street
                          Suite 1300
                          P.O. Box 8985
                          Wilmington
                          Delaware 19899
                          Attention:  Paul Jasinski, Secretary
                          Telecopy:        c/o Beckwith Scolnick & Wolf
                                           (201) 567-5222

                 (d)(ii)  if to DSI:

                          Distribution Systems, Inc.
                          1105 North Market Street
                          Suite 1300
                          P.O. Box 8985
                          Wilmington
                          Delaware 19899
                          Attention:  Paul Jasinski, Secretary
                          Telecopy:        c/o Beckwith Scolnick & Wolf
                                           (201) 567-5222

                          with a copy to:

                          British Airways plc
                          Speedbird House
                          PO Box 10
                          Heathrow Airport (London)
                          Hounslow, Middlesex
                          England  TW6 2JA
                          Telecopy:  011 44 181 562 3233
                          Attention:  Derek Stevens

                 (e)      if to SAirGroup or Roscor:

                          SAirGroup (Ltd.)
                          CH-8058
                          Zurich Airport
                          Switzerland
                          Telecopy:   011 41 1 812 9178
                          Attention:  Georges P. Schorderet

                          with a copy to:

                          Cravath, Swaine & Moore
                          Worldwide Plaza
                          825 Eighth Avenue
                          New York, NY  10019
                          Telecopy:  (212) 474-3700
                          Attention:  Daniel P. Cunningham, Esq.

                 (f)      if to KLM or TIS:

                          KLM Royal Dutch Airlines
                          AMS/MA
                          P.O. Box  7700, 1117 ZL Schipol
                          Amsterdamseweg 55
                          1182 GP Amstelveen
                          The Netherlands
                          Telecopy:  011 31 20 6 49 1852
                          Attention:  Frank H. Rovekamp

                          with a copy to:

                          Cravath, Swaine & Moore
                          Worldwide Plaza
                          825 Eighth Avenue
                          New York, NY  10019
                          Telecopy:  (212) 474-3700
                          Attention:  Daniel P. Cunningham, Esq.

                 (g)      if to Aer Lingus or Retford:

                          Aer Lingus plc
                          Head Office Block
                          Dublin Airport
                          Dublin, Ireland
                          Telecopy:  011 3531 705 3833
                          Attention:  Victor Garland


                 (h)      if to Alitalia or Racom:

                          Alitalia - Linee Aeree Italiane S.p.A.
                          Centro Direzionale Alitalia
                          Viale Alessandro Marchetti III
                          00148 Roma
                          Italy
                          Telecopy:  011 39 6 6562 4368
                          Attention:  Dr. Pierluigi Alemanni
                          with a copy to:

                          Studio Legale Vassalli
                          Via Visconti di Modrone, 21
                          20122 Milan
                          Italy
                          Telecopy:  011 39 2 7602 1260
                          Attention:  Roberto Cornetto

                 (i)      if to Austrian Airlines or Travidata:

                          Austrian Airlines
                          Fontanastrasse 1
                          A-1107 Vienna
                          Austria
                          Telecopy:  011 431 689 8521
                          Attention:  Dr. Rainer Walther

                 (j)      if to Olympic or Olynet:

                          Olympic Airways
                          96, Syngrou Ave.
                          Athens
                          Greece
                          Telecopy:  011 301 9267 166
                          Attention:  Konstantinos Mandroukas

                          with a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          1001 Pennsylvania Avenue, N.W.
                          Washington, D.C.  20004-2505
                          Telecopy:  (202) 639-7003
                          Attention:  Richard Steinwurtzel, Esq.

                 (k)      if to TAP or Coporga:

                          TAP Air Portugal
                          Edificio 27, 10. andar
                          Aeroporto de Lisboa
                          1700 Lisboa Codex
                          Portugal
                          Telecopy:  011 3511 841 5772
                          Attention:  Eduardo Branco

                          with a copy to:

                 (l)      if to the Company:

                          Galileo International, Inc.
                          9700 West Higgins Road, Suite 400
                          Rosemont, Il  60018
                          Telecopy:  (847) 518-4085
                          Attention:  General Counsel

                          with a copy to:

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York  10022
                          Telecopy:  212-848-7179
                          Attention:  Clare O'Brien, Esq.

                 SECTION 5.06. Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided however that this Agreement shall not inure to the benefit of any Prospective Affiliate Transferee unless such Prospective Affiliate Transferee shall have complied with the terms of Section 3.05 in all respects; provided, further, that this Agreement shall not inure to the benefit of any Permitted Preferred Stock Transferee unless such Permitted Preferred Stock Transferee shall have complied with the terms of Section 3.07 in all respects; and provided further that this Agreement shall not inure with respect to additional Shares acquired by a Prospective Buyer unless such Prospective Buyer and Selling Original Owner shall have complied with Section 3.04 in all respects. Nothing in this Agreement either express or implied is intended to confer on any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

                 SECTION 5.07. Arbitration. Subject to the final sentence of this Section 5.07, any dispute arising between or among the parties hereto or any of them involving the subject matters covered by this Agreement shall be submitted to arbitration under this Section 5.07. Any party asserting a breach of this Agreement by any other party or parties shall notify all other parties of such alleged breach (a "Dispute Notice") and the parties shall attempt to resolve such dispute amicably and if they shall fail to resolve it within thirty (30) days of the date of the Dispute Notice, any party may notify the other parties that it wishes to commence an arbitration proceeding under this
Section 5.07 (an "Arbitration Request"). In any arbitration proceeding the party or parties commencing the arbitration (alone or together, if more than one, the "Petitioner") shall include in the Arbitration Request (a) a statement of the facts constituting the alleged breach or dispute, (b) a written statement of position ("Statement") regarding the dispute and (c) the name of an individual designated by it to appoint an Arbitrator (an "elector"). The Statement shall state the facts and arguments in support of the position taken by the party submitting such Statement and shall detail that party's proposed solution and relief sought (if any). Copies of any Arbitration Request shall be furnished at the same time to the other parties hereto. The party or parties with whom the Petitioner has its dispute (alone or together, if more than one, the "Respondent") shall within fifteen (15) business days after the date of the Arbitration Request designate a second elector by notice to the Petitioner (copies of which shall be furnished to the other parties), but if it or they shall fail to do so within such period the Petitioner may designate an elector on Respondent's behalf. The electors chosen by the Petitioner and the Respondent shall attempt to agree upon an arbitrator (the "Arbitrator"), but if they are unable to do so within twenty (20) business days after the designation of the second elector, then either elector thereafter may apply to the American Arbitration Association (the "Association") for the selection of the Arbitrator in accordance with the Commercial Arbitration Rules of such Association. The Arbitrator so selected shall have full power to decide any dispute referred to in this Section 5.07. The arbitration proceedings shall be conducted in the English language, and the place of arbitration and the making of the Award (as defined below) shall be the City of New York. The UNCITRAL rules of commercial arbitration shall apply to any arbitration commenced pursuant to this Section 5.07, as modified by the following procedure:

                 (i) Within ten (10) business days of the selection of the Arbitrator (the "Commencement Date"), the Respondent shall deliver its Statement regarding the dispute to the Arbitrator and to the Petitioner.

                 (ii) Within twenty (20) business days from the Commencement Date, each of the Petitioner and Respondent shall deliver to the Arbitrator and to the other party, a response ("Response") to the other party's Statement setting forth opposing facts and arguments and limited in length to ten (10) typed, single spaced pages (excluding any evidentiary exhibits included therein).

                 (iii) Within thirty (30) business days from the Commencement Date, each of the Petitioner and the Respondent may deliver to the Arbitrator and to the other party, a reply to the Response limited to setting forth facts and arguments in rebuttal to the Statement and Response of the other party and limited in length to five (5) typed, single spaced pages (excluding any evidentiary exhibits included therein).

                 (iv) Within forty (40) business days from the Commencement Date, each of the Petitioner and Respondent shall present an oral summation of its position to the Arbitrator in the presence of the other party in accordance with such rules of procedure including, without limitation, length of presentation and right of cross-examination, as the Arbitrator shall determine in writing and deliver to the parties not less than five (5) business days prior to such hearing; provided, however, that such hearing shall not exceed eight (8) hours in total and may not be adjourned except for extraordinary circumstances beyond the control of the parties.

                 (v) The Arbitrator shall either issue his decision and award ("Award") or request a further meeting of the parties within fifteen (15) days of the hearing.

                 (vi) Any such further meeting of the parties shall take place within fifteen (15) business days of the request therefor and shall be conducted as determined by the Arbitrator. The Arbitrator shall issue his Award no later than fifteen (15) days after any such further meeting of the parties.

                 (vii) The Award shall be in writing and shall be limited to a decision either completely in favor of Petitioner's request for relief or completely in favor of Respondent's request for relief. The Award shall be final and binding upon the parties hereto and judgment may be entered thereon in any court of competent jurisdiction and the costs and expenses of such arbitration shall be borne by the party losing such arbitration.

                 (viii) In the event that the Arbitrator fails to render his Award within the time limits contained in Sections 5.07(v) or (vi), the Aribitrator shall, nonetheless, retain jurisdiction over the dispute for a reasonable period of time.

                 This Section 5.07 shall in no way affect the right of any party to seek such interim relief, and only such relief, as may be required to maintain the status quo in aid of the arbitration in any court of competent jurisdiction.

                 SECTION 5.08. Changes to Non-Competition Agreement. The Company shall not amend the provisions of any Non-Competition Agreement unless such amendment is offered to each of the other Persons that are then parties to a Non-Competition Agreement with the Company. The Company shall not enter into a non-competition agreement after the date hereof that differs in any material respect from the terms of the form attached hereto as Exhibit A (as such form may be amended in accordance with this Section 5.08) unless (i) the terms of such proposed non-competition agreement are offered to each of the other Persons that are then parties to a Non-Competition Agreement with the Company, or (ii) such action is approved by at least four Original Owners; provided, however, that for purposes of this clause (ii), the approval of an Original Owner and any Affiliate of such Original Owner shall be deemed to constitute the approval of only one Original Owner.

                 SECTION 5.09. Termination. Except for this Article V, this Agreement shall terminate and be of no further force and effect, automatically and without any required actions of the parties hereto, on the tenth anniversary of the date hereof.

                 SECTION 5.10. Miscellaneous. This Agreement, the Registration Rights Agreement and the Restated Certificate of Incorporation of the Company set forth the entire agreement and understanding among the parties hereto, and supersede all prior agreements and understandings, relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                 SECTION 5.11. Tax Treatment. For U.S. federal, state and local income tax purposes, the parties agree to treat the Merger and consummation of the IPO as a transfer described in Section 351(a) of the Code. For U.S. federal, state and local income tax purposes, the parties agree to report the formation of the Company in a manner that is consistent with such treatment described in the previous sentence and shall not take any position or action contrary thereto unless required to do so by applicable tax laws pursuant to a final determination under Section 1313(a) of the Code (or a similar provision of state or local laws, as the case may be).

                 SECTION 5.12. Tax Opinion. Prior to the consummation of the IPO, the Company shall have received a written opinion of a nationally recognized U.S. tax counsel substantially to the effect that, based on appropriate representations and assumptions, the Merger and consummation of the IPO will constitute a transfer described in Section 351(a) of the Code, and as such will not result in the recognition of gain or loss by the partners or the Company.

                 IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written above by their respective officers thereunto duly authorized.

                                GALILEO INTERNATIONAL, INC.


                                By      /s/ James E. Barlett
                                   --------------------------------------------
                                    Name:     James E. Barlett
                                    Title:    President &
                                              Chief Executive Officer


                                UNITED AIR LINES, INC.


                                By      /s/ Frederic F. Brace
                                   --------------------------------------------
                                    Name:     Frederic F. Brace
                                    Title:    Vice President
                                              Financial Analysis and Controller


                                COVIA LLC

                                    By United Airlines, Inc.



                                    By      /s/ Authorized Signatory
                                       ----------------------------------------
                                           Name:
                                           Title:


                                AER LINGUS PLC


                                By      /s/ Victor Garland
                                   --------------------------------------------
                                    Name:     Victor Garland
                                    Title:    GM, MS

                                         RETFORD LIMITED


                                         By      /s/ Victor Garland
                                           -------------------------------------
                                           Name:     Victor Garland
                                           Title:    GM, MS


                                         US AIRWAYS, INC.


                                         By      /s/ John W. Harper
                                           -------------------------------------
                                           Name:     John W. Harper
                                           Title:    Senior Vice President,
                                                     Finance and CFO


                                         USAM CORPORATION


                                         By      /s/ John W. Harper
                                           -------------------------------------
                                           Name:     John W. Harper
                                           Title:    Director & Treasurer


                                         AIR CANADA


                                         By     /s/ Rob Peterson
                                           -------------------------------------
                                           Name:     Rob Peterson
                                           Title:    Senior Vice President,
                                                     Finance & Chief Financial
                                                     Officer


                                         RESNET HOLDINGS, INC.


                                         By      /s/ Rob Peterson
                                           -------------------------------------
                                           Name:     Rob Peterson
                                           Title:    President

                                         BRITISH AIRWAYS PLC


                                         By      /s/ Paul Henry Jarvis
                                           -------------------------------------
                                           Name:     Paul Henry Jarvis
                                           Title:    Assistant Company Secretary


                                         DISTRIBUTION SYSTEM, INC.


                                         By      /s/ Barbara E. Cohen
                                           -------------------------------------
                                           Name:     Barbara E. Cohen
                                           Title:    Treasurer


                                         SAIRGROUP LTD.


                                         By      /s/ Armin Daume
                                           -------------------------------------
                                           Name:     Armin Daume
                                           Title:    Vice President Finance


                                         By      /s/ Georges Schorderet
                                           -------------------------------------
                                           Name:     Georges Schorderet
                                           Title:    Executive VP
                                                     Chief Financial Officer

                                         ROSCOR A.G.


                                         By      /s/ Armin Daume
                                           -------------------------------------
                                           Name:     Armin Daume
                                           Title:    Chairman of the Board



                                         By      /s/ Ignaz Tschirky
                                           -------------------------------------
                                           Name:     Ignaz Tschirky
                                           Title:    General Manager


                                         KONINKLIJKE LUCHTVAART
                                          MAATSCHAPPIJ N.V.
                                          KLM ROYAL DUTCH AIRLINES


                                         By      /s/ R.J. Van der Burg
                                           -------------------------------------
                                           Name:     R.J. Van der Burg
                                           Title:    Senior V.P., Finance



                                         By      /s/ Authorized Signatory
                                           -------------------------------------
                                           Name:
                                           Title:    Senior V.P., Corporate
                                                     Development & Foreign
                                                     Relations


                                         TRAVEL INDUSTRY SYSTEMS B.V.


                                         By      /s/ R.J. Van der Burg
                                           -------------------------------------
                                           Name:     R.J. Van der Burg
                                           Title:    Senior V.P., Finance


                                         By      /s/ Authorized Signatory
                                           -------------------------------------
                                           Name:
                                           Title:    Senior V.P., Corporate
                                                     Development & Foreign
                                                     Relations

                                        ALITALIA-LINEE AEREE
                                         ITALIANE S.P.A.


                                        By      /s/ Vittorino Edoardo Capobianco
                                          --------------------------------------
                                          Name:     Vittorino Edoardo Capobianco
                                          Title:    Special Attorney-in-Fact


                                        RACOM TELEDATA S.p.A.


                                        By      /s/ Pierluigi Alemanni
                                          --------------------------------------
                                          Name:     Pierluigi Alemanni
                                          Title:    President and CEO


                                        AUSTRIAN AIRLINES
                                         OESTERREICHISCHE
                                         LUFTVERKEHRS
                                         AKTIENGESELLSCHAFT


                                        By      /s/ Ferdinand Schmidt
                                          --------------------------------------
                                          Name:     Ferdinand Schmidt
                                          Title:    Executive Vice President
                                                    Network Management


                                        TRAVIDATA INC.


                                        By      /s/ Rainer Walther
                                          --------------------------------------
                                          Name:     Dr. Rainer Walther
                                          Title:    Vice President Passenger
                                                    System

                                        OLYMPIC AIRWAYS S.A.


                                        By      /s/ Catherine Tsagarakis
                                          --------------------------------------
                                          Name:     Catherine Tsagarakis
                                          Title:    Chief Financial Group
                                                    Director


                                        OLYNET, INC


                                        By      /s/ Catherine Tsagarakis
                                          --------------------------------------
                                          Name:     Catherine Tsagarakis
                                          Title:    Chief Financial Group
                                                    Director


                                        TRANSPORTES AEREOS
                                        PORTUGUESES S.A.


                                        By      /s/ Eduardo Branco
                                          --------------------------------------
                                          Name:     Eduardo Branco
                                          Title:    General Commercial Director


                                        COPORGA, INC


                                        By      /s/ Eduardo Branco
                                          --------------------------------------
                                          Name:     Eduardo Branco
                                          Title:    Authorized Representative

                                                                      SCHEDULE A


Covia LLC, a Delaware limited liability company of which United Air Lines, Inc. is the sole member ("Covia").

USAM Corp., a Delaware corporation and a wholly owned subsidiary of US Airways ("USAM").

Resnet Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Air Canada ("Resnet").

Distribution Systems Inc., a Delaware corporation and an indirect wholly owned subsidiary of British Airways ("DSI").

Roscor A.G., a corporation organized under the laws of Switzerland and a wholly owned subsidiary of SAirGroup ("Roscor").

Travel Industry Systems B.V., a corporation organized under the laws of the Netherlands and a wholly owned subsidiary of KLM ("TIS").

Retford Limited, a corporation organized under the laws of Ireland and a wholly owned subsidiary of Aer Lingus ("Retford").

Racom Teledata S&A, a corporation organized under the laws of Italy and a majority owned subsidiary of Alitalia ("Racom").

Travidata Inc., a New York corporation and a wholly owned subsidiary of Austrian Airlines ("Travidata").

Olynet Inc., a Delaware corporation and wholly owned subsidiary of Olympic ("Olynet").

Coporga, Inc., a Delaware corporation and wholly owned subsidiary of TAP ("Coporga").

                                                                      SCHEDULE B

United Air Lines, Inc., a Delaware corporation ("United").

US Airways, Inc., a Delaware corporation ("USAW").

Air Canada, a corporation organized under the laws of Canada ("Air Canada").

British Airways PLC, a corporation organized under the laws of England and Wales ("British Airways").

SAirGroup, a corporation organized under the laws of Switzerland ("SAirGroup").

KLM Royal Dutch Airlines, a corporation organized under the laws of the Netherlands ("KLM").

Aer Lingus PLC, a corporation organized under the laws of Ireland ("Aer
Lingus").

Alitalia-Linee Aeree Italiane S.p.A., a corporation organized under the laws of Italy ("Alitalia").

Austrian Airlines Oesterreichische Luftverkehrs Aktiengesellschaft, a corporation organized under the laws of Austria ("Austrian Airlines").

Olympic Airways S.A., a corporation organized under the laws of Greece ("Olympic").

Transportes Aereos Portugueses S.A., a corporation organized under the laws of Portugal ("TAP").